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                                                                    Exhibit 99.1

                                    [LOGO]


NEWS
                                                         FOR FURTHER INFORMATION
FOREST OIL CORPORATION                                CONTACT: DONALD H. STEVENS
1600 BROADWAY, SUITE 2200                           VICE PRESIDENT AND TREASURER
DENVER, COLORADO 80202                                            (303) 812-1500

FOR IMMEDIATE RELEASE

                        FOREST OIL CORPORATION ANNOUNCES
                         FINANCIAL FORECAST INFORMATION

DENVER, COLORADO - DECEMBER 7, 2000 - Forest Oil Corporation (Forest) (NYSE:FST) announced today its 2000 and 2001 financial forecast and underlying assumptions for 2001.

This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements provided in this press release are based on management's examination of historical operating trends. Forest cautions that its future natural gas and liquids production, revenues and expenses are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of oil and gas. These risks include, but are not limited to, price volatility, inflation or lack of availability of goods and services, environmental risks, drilling risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as outlined below. Also, the financial results of Forest's foreign operations are subject to currency exchange rate risks. Additional risks are mentioned below in the context of line items most affected by such risks and included in Forest's 1999 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

SPECIFIC ASSUMPTIONS AND RISKS RELATED TO PRICE AND PRODUCTION ESTIMATES
Prices for Forest's products are determined primarily by prevailing market conditions. Market conditions for these products are influenced by regional and worldwide economic growth, weather and other substantially variable factors. These factors are beyond Forest's control and are difficult to predict. In addition to volatility in general, Forest's oil and gas prices may vary considerably due to differences between regional markets, transportation availability and demand for different grades of products. Consequently, Forest's financial results and resources are highly influenced by this price volatility.

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Estimates for Forest's future production are based on the assumption that market demand and prices for oil and gas will continue at levels that allow for profitable production of these products.

The production, transportation and marketing of oil and gas and NGLs are complex processes which are subject to disruption due to transportation and processing availability, mechanical failure, human error, meteorological events including, but not limited to, hurricanes, and numerous other factors. These estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production will be as estimated.

Given these general limitations and those discussed below, the assumptions underlying Forest's forecast for 2001 are set forth below.

2001 PROJECTIONS

DAILY PRODUCTION We currently assume that our daily production will be between 510 and 550 mmcfe per day.

OIL PRODUCTION We currently assume that our oil production will be between 25,000 and 30,000 barrels per day.

OIL PRICES We have assumed that our realized oil price will average between $22.50 and $26.50 per barrel based upon NYMEX prices averaging between $25.00 and $29.00.

GAS PRODUCTION We currently assume our natural gas production will be between 330-365 mmcf per day.

GAS PRICES We have assumed that our realized natural gas price will average between $3.75 and $4.25 per mcf based upon NYMEX prices averaging between $4.00 and $4.50 per mmbtu.

NGL PRODUCTION We currently assume that our NGL production in 2001 will be between 2,500 and 3,000 barrels per day.

NGL PRICES We have assumed that our realized NGL prices will average between 50 and 60 percent of the assumed NYMEX prices.

PRODUCTION EXPENSE Our production and operating expenses (which include production taxes) vary in response to several factors. Among the most significant of these factors are additions to or deletions from our property base, changes in production taxes, general changes in the prices of services and materials that are used in the operation of our properties and the amount of repair and workover activity required. For 2001, we currently assume that our production expense on a per unit basis will average between $0.70 and $0.75 per mcfe.

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DEPRECIATION, DEPLETION AND AMORTIZATION (DD&A) We currently assume that the
DD&A rate for 2001 will be between $1.20 and $1.26 per mcfe. We assume DD&A will increase due to rising service costs, causing our 2000 and 2001 finding and development costs to increase above our three-year average of $1.05 per mcfe.

CAPITAL EXPENDITURES We have assumed capital expenditures for 2001 will be approximately $400 million. Some of the factors impacting the level of capital expenditures include absolute crude oil and natural gas prices, the volatility in these prices and the cost and availability of oil field services. A breakdown of the estimated capital expenditures is as follows:

                          ASSUMED CAPITAL EXPENDITURES
                                  (in millions)

                                         Gulf of Mexico
                                         --------------
                Canada     Alaska     Onshore     Offshore     International     Total
                ------     ------     -------     --------     -------------     -----
Exploration      $35        35          25          100             25             220

Development       15        50          30           85              -             180
                  --        --          --          ---             --             ---
Total            $50        85          55          185             25             400
                  ==        ==          ==          ===             ==             ===


GENERAL AND ADMINISTRATIVE EXPENSE (G&A) We currently assume our G&A expense on a per unit basis will be between $0.15 and $0.17 per mcfe.

INTEREST EXPENSE We currently assume our interest expense will be between $50 million and $60 million, depending on the timing of cash flows and capital expenditures.

INCOME TAXES We currently assume our effective income tax rate will be 33 percent (inclusive of applicable federal and state taxes) in 2001 and our current tax will be 25 to 30 percent of the total tax expense.

HEDGING The following price protection positions are presently in place. These positions have already been considered in estimating our realized prices for 2001.

                                                        2001      2002     2003
                                                    ---------------------------
NATURAL GAS SWAPS:
Contract volumes (BTU)                                 8,355     6,080     --
Weighted average price (per MMBTU)                      2.53      2.48     --

NATURAL GAS COLLARS:
Contract volumes (BBTU)                               15,645        --     --
Weighted average ceiling price (per MMBTU)              6.07        --     --
Weighted average floor price (per MMBTU)                3.91        --     --

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
                                                        2001      2002     2003
                                                    ---------------------------

OIL SWAPS:
Contract volumes (MBBLS)                                 365       --      --
Weighted average price (per BBL)                       28.43       --      --

OIL COLLARS:
Contract volumes (MBBLS)                               2,190       --      --
Weighted average ceiling price (per BBLS)              31.70       --      --
Weighted average floor price (per BBL)                 25.39       --      --


PRICE SENSITIVITY We estimate that oil and gas revenues will change by approximately $1,000,000 to $1,300,000 for each $0.10 per mmbtu change in NYMEX natural gas prices and by approximately $900,000 to $1,100,000 for each $1.00 per barrel change in NYMEX oil prices.

FINANCIAL FORECAST In order to provide a financial forecast for 2001, we have assumed the mid-point of the range for each assumption. The selection of a mid-point is not meant to portray any further accuracy than any other number within the range, but is an arbitrary number within the range. Based upon this methodology, we have attached a summary of certain forecasted financial and operating data for 2000 and 2001.

POST-MERGER TELECONFERENCE CALL AND WEBCAST

Forest Oil Corporation will host a teleconference and webcast on December 7, 2000 at 10:30 a.m. MST to discuss the Company's Financial Forecast. A Q&A period will follow. You may access the call by dialing toll free 888/781-5307 (for U.S./Canada) and 706/634-0611 (for International) and requesting the Forest Oil teleconference. You may log on to the Forest Oil website at www.forestoil.com to view the presentation live. A replay will be available from Thursday, December 7th through Thursday, December 14th. You may access the replay by dialing toll free 800/642-1687 (for U.S./Canada) and 706/645-9291 (for International), reservation #731323. Please note that the reservation number is not needed to access the teleconference, only the replay.

Forest Oil Corporation is engaged in the acquisition, exploration, development, production and marketing of natural gas and crude oil in North America and selected international locations. Forest's principal reserves and producing properties are located in the United States in the Gulf of Mexico, Louisiana, Texas, Cook Inlet, Alaska and in Canada in Alberta and the Northwest Territories. Forest's common stock trades on the New York Stock Exchange under the symbol FST.

                                    # # # # #
December 7, 2000

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

                             FOREST OIL CORPORATION
                        Forecasted Financial Information


                                                       Year ending December 31,

                                                       2000E             2001E
                                                       -----             -----
Cash flow per share                                    $8.10             $10.40

Earnings per share                                     $2.50              $4.10

EBITDA (millions)                                       $450               $600

Production (BCFE)                                        182                193

Return on equity                                       18.8%              21.6%

Return on capital employed                             14.0%              17.8%

Total debt at end of period (millions)                  $630               $500

Debt to total capitalization at end of period            46%                37%